UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2012

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 21, 2012, The Hartford Financial Services Group, Inc. (the "Company") entered into a Letter Agreement (the "Agreement") with David Levenson, Executive Vice President and President of the Company’s Wealth Management Division. Under the terms of the Agreement, Mr. Levenson is entitled to receive a retention bonus of up to $2 million in the aggregate, provided that he remains actively employed by the Company in the performance of his duties on certain specified payment dates through February 28, 2013. In the event the Company releases Mr. Levenson from employment prior to February 28, 2013, Mr. Levenson is entitled to receive, in addition to amounts due on payment dates prior to such release (and not previously paid), the amount due on the next scheduled payment date.

The Agreement does not otherwise affect Mr. Levenson’s existing compensation and benefits, nor does the Agreement affect the rights and obligations of Mr. Levenson and the Company under The Hartford Senior Executive Officer Severance Pay Plan and The Hartford Protection Agreement, which remain in full force and effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

March 23, 2012	By:	David C. Robinson

Name: David C. Robinson
Title: Senior Vice President and Corporate Secretary